Exhibit 99

        Savoy Joint Venture Signs Memorandum of Understanding

     DENVER--(BUSINESS WIRE)--Feb. 17, 2004--Savoy Capital Investments, Inc. (OTCBB:SVYC) announces that its China Joint Venture (see news release dated January 23, 2004) has reached a major milestone.
     Joint venture representatives have just returned from a second trip to Heilongjiang province in northeastern China where they signed a Memorandum of Understanding with the First Geological Exploration Institute of the Heilongjiang Geology and Mineral Development Bureau.
     Heilongjiang province is the largest province in northeastern China covering an area of approximately 469,000 sq km, about the size of Spain. The province has well-developed infrastructure and encompasses a number of important mineral belts hosting gold, base metal and coal deposits.
     The First Institute is responsible for mineral exploration in the eastern half of the province. It is a modern organization with approximately 1,000 employees. Over the past 50 years it has amassed a large database including regional scale geological, geochemical and geophysical information plus detailed results from numerous mineral concessions it controls.
     The Memorandum of Understanding grants the joint venture first right of refusal on disposition of mineral concessions by the Institute and access to its database. All parties have agreed to fast track legal documentation to formalize the agreement and satisfy Chinese business requirements. In addition to the Memorandum of Understanding, the Bureau has promised similar access to exploration data covering the remainder of the province, which is held by a second institute.
     China Joint Venture is moving aggressively to exploit these opportunities. It has arranged to hire bilingual geologists in Heilongjiang and will soon be sending Canadian geologists to the province to perform a thorough data review to identify advanced targets worthy of immediate drilling and prospective areas for earlier stage exploration. A budget of $210,000 has been approved by the joint venture for the research and ground inspection phase of the program. Drill budgets will be formulated once the data review is complete.
     Preliminary examination of the data has already identified two drill ready gold prospects that the joint venture will begin to work on as soon as the formal agreement and necessary paperwork is complete. These prospects are in addition to another nearby gold prospect that Savoy will explore on its own outside the joint venture.
     Savoy is extremely pleased with the rapid progress it has made in China. It has built a strong team together with its Canadian and Chinese partners and expects to bring in other partners as needed to help explore and develop the various mineral prospects.
     For more information regarding Savoy or its projects, please contact Floyd Wandler at 604-781-2393.

     On Behalf of the Company,
     Floyd Wandler, President

     Certain matters discussed in this news release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this news release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

    CONTACT: Savoy Capital Investments, Inc.
             Floyd Wandler, 604-781-2393